Exhibit 23.1




                             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Qwest Communications International Inc. on Form S-8 (Registration No. 333-30123) of our report dated September 26, 1997 relating to the balance sheet of SuperNet, Inc. as of June 30, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended.


DOLLINGER, SMITH & CO.

Englewood, Colorado
December 22, 1997